EX-99. (m)(i)(g)
DIREXION SHARES ETF TRUST
     The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be as follows:
NON-LEVERAGED FUNDS
Direxion Auto Shares
Direxion Airline Shares
Direxion NASDAQ Volatility Index Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Wireless Communications Shares
IndiaShares Consumer Shares
IndiaShares Energy & Utilities Shares
IndiaShares Financial Shares
IndiaShares Fixed-Income Shares
IndiaShares Industrial Shares
IndiaShares Infrastructure Shares
IndiaShares Materials Shares
IndiaShares Mid- & Small- Cap Shares
IndiaShares Technology & Telecommunication Shares
Quantum-ISE Enhanced Broad Market Shares
Quantum-ISE Enhanced Large-Cap Shares
Quantum-ISE Enhanced Small-Cap Shares
1X BEAR FUNDS
Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion Daily Corporate Bond Bear 1X Shares
Direxion Daily Developed Markets Bear 1X Shares
Direxion Daily Dow 30® Bear 1X Shares
Direxion Daily Emerging Market Bear 1X Shares
Direxion Daily Large Cap Bear 1X Shares
Direxion Daily Municipal Bond Taxable Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily Total Market Bear 1X Shares
Direxion Daily Total Bond Market Bear 1X Shares

LEVERAGED FUNDS
2X Funds

Direxion Daily Agribusiness Bull 2X Shares
Direxion Daily BRIC Bull 2X Shares
Direxion Daily Canada Bull 2X Shares
Direxion Daily Gold Miners Bull 2X Shares
Direxion Daily India Bull 2X Shares
Direxion Daily Natural Gas Related Bull 2X Shares
Direxion Daily Retail Bull 2X Shares
Direxion Daily Russia Bull 2X Shares
Direxion Daily Agribusiness Bear 2X Shares
Direxion Daily BRIC Bear 2X Shares
Direxion Daily Canada Bear 2X Shares
Direxion Daily Gold Miners Bear 2X Shares
Direxion Daily India Bear 2X Shares
Direxion Daily Natural Gas Related Bear 2X Shares
Direxion Daily Retail Bear 2X Shares
Direxion Daily Russia Bear 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily Basic Materials Bull 3X Shares
Direxion Daily Brazil Bull 3X Shares
Direxion Daily China Bull 3X Shares
Direxion Daily Clean Energy Bull 3X Shares
Direxion Daily Commodity Related Bull 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares
Direxion Daily Developed Markets Bull 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares
Direxion Daily Energy Bull 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Global Infrastructure Bull 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily High Yield Bull 3X Shares
Direxion Daily Indonesia Bull 3X Shares
Direxion Daily Large Cap Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Basic Materials Bear 3X Shares
Direxion Daily Brazil Bear 3X Shares
Direxion Daily China Bear 3X Shares
Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Global Infrastructure Bear 3X Shares
Direxion Daily Healthcare Bear 3X Shares
Direxion Daily High Yield Bear 3X Shares
Direxion Daily Indonesia Bear 3X Shares
Direxion Daily Large Cap Bear 3X Shares

Direxion Daily Large Cap Growth Bull 3X Shares
Direxion Daily Large Cap Value Bull 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Malaysia Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Municipal Bond Bull 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily S&P 500 Bull 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily South Korea Bull 3X Shares
Direxion Daily Taiwan Bull 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Thailand Bull 3X Shares
Direxion Daily TIPs Bull 3X Shares
Direxion Daily Total Bond Market Bull 3X Shares
Direxion Daily Total Market Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Wind Energy Bull 3X Shares
Direxion Daily Large Cap Growth Bear 3X Shares
Direxion Daily Large Cap Value Bear 3X Shares
Direxion Daily Latin America Bear 3X Shares
Direxion Daily Malaysia Bear 3X Shares
Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily S&P 500 Bear 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily South Korea Bear 3X Shares
Direxion Daily Taiwan Bear 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily Thailand Bear 3X Shares
Direxion Daily TIPs Bear 3X Shares
Direxion Daily Total Market Bear 3X Shares
Direxion Daily Utilities Bear 3X Shares
Direxion Daily Wind Energy Bear 3X Shares

Up to 0.25% of average daily net assets.
Dated: June 1, 2011